Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Record Fourth quarter EPS from continuing operations of $0.88 per diluted share, up 22% over prior period quarter

Record Full year 2013 adjusted EPS from continuing operations of $3.53 per diluted share, up 34% over prior period year

Duluth, GA, February 4, 2014 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the fourth quarter 2013 of $27.2 million, or $0.88 per diluted share, versus income from continuing operations in the fourth quarter 2012 of $22.6 million, or $0.72 per diluted share, a 22% increase per diluted share. Net income for the fourth quarter 2013 was $26.9 million, or $0.87 per diluted share, compared to $22.8 million, or $0.73 per diluted share in the prior year period.

Fourth Quarter 2013 Highlights (compared to the prior year period):

•Total revenues increased 13% to $1.4 billion
•New vehicle revenues increased 10%
•Used vehicle retail revenues up 24%
•Parts and service revenues up 10%
•Finance and insurance revenues up 21%

•Total gross profit up 14% with double-digit increases from all business lines
•SG&A expense as a percent of gross profit improved 140 basis points to 70.7%

•	Repurchased $10 million of Asbury common stock during the quarter

•	Board authorized the repurchase of up to an additional $50 million

•	Raised $36 million of mortgage debt during the quarter; fourth quarter leverage at 2.3x Total Debt/Adjusted EBITDA

“We are pleased to announce record fourth quarter and full year results from continuing operations,” said Craig T. Monaghan, Asbury's President and Chief Executive Officer. “These results reflect the benefits of our operational excellence and disciplined capital allocation. We believe the automotive retail environment will remain healthy in 2014 as more customers take advantage of the extremely attractive financing options to replace their aging vehicles with the many exciting new vehicles available today.”
Asbury's Executive Vice President and Chief Operating Officer Michael S. Kearney added, “Our teams produced these record results by providing our customers with the highest levels of service. We believe there continues to be opportunity to grow across all of our business lines in 2014.”
For the full year 2013, the Company reported adjusted income from continuing operations of $109.7 million, or $3.53 per diluted share, versus income from continuing operations of $83.3 million, or $2.64 per diluted share, in the prior period. Net income for the full year 2013 was $109.1 million, or $3.51 per diluted share, compared to $82.2 million, or $2.61 per diluted share in the prior period. Revenues for the full year 2013 totaled $5.3 billion, an increase of 15% compared to the prior period. See attached reconciliation for reported adjustments.
Asbury will host a conference call to discuss its fourth quarter and year-end results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (888) 572-7025 (domestic), or (719) 325-2420 (international); passcode - 1908259. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 80 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUES:
New vehicle	$784.3	$713.1	$2,952.2	$2,608.3
Used vehicle	380.7	321.2	1,564.2	1,301.6
Parts and service	156.1	141.4	611.6	565.3
Finance and insurance, net	52.8	43.5	206.9	166.6
Total revenues	1,373.9	1,219.2	5,334.9	4,641.8
COST OF SALES:
New vehicle	735.3	668.8	2,770.9	2,441.8
Used vehicle	353.2	296.7	1,444.1	1,197.5
Parts and service	62.9	59.2	242.4	237.5
Total cost of sales	1,151.4	1,024.7	4,457.4	3,876.8
GROSS PROFIT	222.5	194.5	877.5	765.0
OPERATING EXPENSES:
Selling, general and administrative	157.4	140.2	619.3	556.1
Depreciation and amortization	6.3	5.7	24.3	22.6
Other operating expense, net	0.7	0.3	7.8	0.4
Income from operations	58.1	48.3	226.1	185.9
OTHER EXPENSES:
Floor plan interest expense	(3.4)	(3.1)	(12.5)	(11.6)
Other interest expense, net	(9.2)	(9.0)	(39.0)	(35.6)
Swap interest expense	(0.3)	(1.2)	(2.5)	(5.0)
Convertible debt discount amortization	—	—	—	(0.4)
Loss on extinguishment of long-term debt	—	—	(6.8)	—
Total other expenses, net	(12.9)	(13.3)	(60.8)	(52.6)
Income before income taxes	45.2	35.0	165.3	133.3
INCOME TAX EXPENSE	18.0	12.4	64.2	50.0
INCOME FROM CONTINUING OPERATIONS	27.2	22.6	101.1	83.3
DISCONTINUED OPERATIONS, net of tax	(0.3)	0.2	8.0	(1.1)
NET INCOME	$26.9	$22.8	$109.1	$82.2
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.89	$0.73	$3.29	$2.68
Discontinued operations	(0.01)	0.01	0.26	(0.04)
Net income	$0.88	$0.74	$3.55	$2.64
Diluted—
Continuing operations	$0.88	$0.72	$3.25	$2.64
Discontinued operations	(0.01)	0.01	0.26	(0.03)
Net income	$0.87	$0.73	$3.51	$2.61
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	30.5	31.0	30.7	31.1
Stock options	—	—	—	0.2
Restricted stock	0.2	0.2	0.2	0.1
Performance share units	0.2	0.2	0.2	0.1
Diluted	30.9	31.4	31.1	31.5

New Vehicle—

	For the Three Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$324.9	$289.7	$35.2	12%
Mid-line import	333.2	325.1	8.1	2%
Mid-line domestic	102.6	98.3	4.3	4%
Total new vehicle revenue—same store(1)	760.7	713.1	47.6	7%
New vehicle revenue—acquisitions	23.6	—
New vehicle revenue, as reported	$784.3	$713.1	$71.2	10%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$24.1	$21.6	$2.5	12%
Mid-line import	16.7	16.1	0.6	4%
Mid-line domestic	6.7	6.6	0.1	2%
Total new vehicle gross profit—same store(1)	47.5	44.3	3.2	7%
New vehicle gross profit—acquisitions	1.5	—
New vehicle gross profit, as reported	$49.0	$44.3	$4.7	11%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
New vehicle units:
New vehicle retail units—same store(1)
Luxury	6,432	5,795	637	11%
Mid-line import	12,364	12,167	197	2%
Mid-line domestic	2,667	2,583	84	3%
Total new vehicle retail units—same store(1)	21,463	20,545	918	4%
Fleet vehicles	350	555	(205)	(37)%
Total new vehicle units—same store(1)	21,813	21,100	713	3%
New vehicle units—acquisitions	773	—
New vehicle units—actual	22,586	21,100	1,486	7%

New Vehicle Metrics—

	For the Three Months Ended December 31,		Increase	% Change
	2013	2012
Revenue per new vehicle sold—same store(1)	$34,874	$33,796	$1,078	3%
Gross profit per new vehicle sold—same store(1)	$2,178	$2,100	$78	4%
New vehicle gross margin—same store(1)	6.2%	6.2%	—%	—%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$323.5	$269.6	$53.9	20%
Used vehicle retail revenues—acquisitions	10.7	—
Total used vehicle retail revenues	334.2	269.6	64.6	24%

Used vehicle wholesale revenues—same store(1)	45.4	51.6	(6.2)	(12)%
Used vehicle wholesale revenues—acquisitions	1.1	—
Total used vehicle wholesale revenues	46.5	51.6	(5.1)	(10)%
Used vehicle revenue, as reported	$380.7	$321.2	$59.5	19%
Gross profit:
Used vehicle retail gross profit—same store(1)	$27.8	$24.7	$3.1	13%
Used vehicle retail gross profit—acquisitions	0.8	—
Total used vehicle retail gross profit	28.6	24.7	3.9	16%

Used vehicle wholesale gross profit—same store(1)	(1.1)	(0.2)	(0.9)	NM
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(1.1)	(0.2)	(0.9)	NM
Used vehicle gross profit, as reported	$27.5	$24.5	$3.0	12%
Used vehicle retail units:
Used vehicle retail units—same store(1)	16,076	13,681	2,395	18%
Used vehicle retail units—acquisitions	617	—
Used vehicle retail units—actual	16,693	13,681	3,012	22%

Used Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
Revenue per used vehicle retailed—same store(1)	$20,123	$19,706	$417	2%
Gross profit per used vehicle retailed—same store(1)	$1,729	$1,805	$(76)	(4)%
Used vehicle retail gross margin—same store(1)	8.6%	9.2%	(0.6)%	(7)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

NM—Not Meaningful

Parts and Service—

	For the Three Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$152.5	$141.4	$11.1	8%
Parts and service revenues—acquisitions	3.6	—
Parts and service revenue, as reported	$156.1	$141.4	$14.7	10%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$52.4	$50.9	$1.5	3%
Reconditioning and preparation	20.1	16.5	3.6	22%
Warranty	13.6	10.0	3.6	36%
Wholesale parts	4.9	4.8	0.1	2%
Total parts and service gross profit—same store(1)	91.0	82.2	8.8	11%
Parts and service gross profit—acquisitions	2.2	—
Parts and service gross profit, as reported	$93.2	$82.2	$11.0	13%
Parts and service gross margin—same store(1)	59.7%	58.1%	1.6%	3%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$50.3	$43.5	$6.8	16%
Finance and insurance, net—acquisitions	2.5	—
Finance and insurance, net as reported	$52.8	$43.5	$9.3	21%
Finance and insurance, net per vehicle sold—same store(1)	$1,328	$1,251	$77	6%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended December 31,
	2013	2012
REVENUE MIX PERCENTAGES:
New vehicles	57.1%	58.5%
Used retail vehicles	24.3%	22.1%
Used vehicle wholesale	3.4%	4.2%
Parts and service	11.4%	11.6%
Finance and insurance, net	3.8%	3.6%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	22.0%	22.8%
Used retail vehicles	12.9%	12.6%
Used vehicle wholesale	(0.5)%	(0.1)%
Parts and service	41.9%	42.3%
Finance and insurance, net	23.7%	22.4%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	70.7%	72.1%

New Vehicle-

	For the Twelve Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$1,097.3	$963.6	$133.7	14%
Mid-line import	1,384.0	1,270.4	113.6	9%
Mid-line domestic	407.1	374.3	32.8	9%
Total new vehicle revenue—same store(1)	2,888.4	2,608.3	280.1	11%
New vehicle revenue—acquisitions	63.8	—
New vehicle revenue, as reported	$2,952.2	$2,608.3	$343.9	13%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$79.5	$73.4	$6.1	8%
Mid-line import	71.3	67.9	3.4	5%
Mid-line domestic	26.5	25.2	1.3	5%
Total new vehicle gross profit—same store(1)	177.3	166.5	10.8	6%
New vehicle gross profit—acquisitions	4.0	—
New vehicle gross profit, as reported	$181.3	$166.5	$14.8	9%

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
New vehicle units:
New vehicle retail units—same store(1)
Luxury	21,994	19,429	2,565	13%
Mid-line import	51,632	48,136	3,496	7%
Mid-line domestic	11,082	10,147	935	9%
Total new vehicle retail units—same store(1)	84,708	77,712	6,996	9%
Fleet vehicles	1,258	2,365	(1,107)	(47)%
Total new vehicle units—same store(1)	85,966	80,077	5,889	7%
New vehicle units—acquisitions	1,993	—
New vehicle units—actual	87,959	80,077	7,882	10%

New Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
Revenue per new vehicle sold—same store(1)	$33,599	$32,572	$1,027	3%
Gross profit per new vehicle sold—same store(1)	$2,062	$2,079	$(17)	(1)%
New vehicle gross margin—same store(1)	6.1%	6.4%	(0.3)%	(5)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$1,340.3	$1,102.0	$238.3	22%
Used vehicle retail revenues—acquisitions	34.6	—
Total used vehicle retail revenues	1,374.9	1,102.0	272.9	25%

Used vehicle wholesale revenues—same store(1)	186.3	199.6	(13.3)	(7)%
Used vehicle wholesale revenues—acquisitions	3.0	—
Total used vehicle wholesale revenues	189.3	199.6	(10.3)	(5)%
Used vehicle revenue, as reported	$1,564.2	$1,301.6	$262.6	20%
Gross profit:
Used vehicle retail gross profit—same store(1)	$119.9	$104.5	$15.4	15%
Used vehicle retail gross profit—acquisitions	2.2	—
Total used vehicle retail gross profit	122.1	104.5	17.6	17%

Used vehicle wholesale gross profit—same store(1)	(2.0)	(0.4)	(1.6)	NM
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(2.0)	(0.4)	(1.6)	NM
Used vehicle gross profit, as reported	$120.1	$104.1	$16.0	15%
Used vehicle retail units:
Used vehicle retail units—same store(1)	67,768	57,434	10,334	18%
Used vehicle retail units—acquisitions	1,686	—
Used vehicle retail units—actual	69,454	57,434	12,020	21%

Used Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2013	2012
Revenue per used vehicle retailed—same store(1)	$19,778	$19,187	$591	3%
Gross profit per used vehicle retailed—same store(1)	$1,769	$1,819	$(50)	(3)%
Used vehicle retail gross margin—same store(1)	8.9%	9.5%	(0.6)%	(6)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

NM—Not Meaningful

Parts and Service-

	For the Twelve Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$600.3	$565.3	$35.0	6%
Parts and service revenues—acquisitions	11.3	—
Parts and service revenue, as reported	$611.6	$565.3	$46.3	8%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$211.9	$202.8	$9.1	4%
Reconditioning and preparation	83.2	66.9	16.3	24%
Warranty	47.7	39.0	8.7	22%
Wholesale parts	19.5	19.1	0.4	2%
Total parts and service gross profit—same store(1)	362.3	327.8	34.5	11%
Parts and service gross profit—acquisitions	6.9	—
Parts and service gross profit, as reported	$369.2	$327.8	$41.4	13%
Parts and service gross margin—same store(1)	60.4%	58.0%	2.4%	4%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Twelve Months Ended December 31,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$201.1	$166.6	$34.5	21%
Finance and insurance, net—acquisitions	5.8	—
Finance and insurance, net as reported	$206.9	$166.6	$40.3	24%
Finance and insurance, net per vehicle sold—same store(1)	$1,308	$1,212	$96	8%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Twelve Months Ended December 31,
	2013	2012
REVENUE MIX PERCENTAGES:
New vehicles	55.3%	56.2%
Used retail vehicles	25.8%	23.7%
Used vehicle wholesale	3.5%	4.3%
Parts and service	11.5%	12.2%
Finance and insurance, net	3.9%	3.6%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.7%	21.8%
Used retail vehicles	13.8%	13.7%
Used vehicle wholesale	(0.2)%	(0.1)%
Parts and service	42.1%	42.8%
Finance and insurance, net	23.6%	21.8%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	70.6%	72.7%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	December 31, 2013	December 31, 2012	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$5.4	$6.2	$(0.8)	(13)%
New vehicle inventory	605.2	517.4	87.8	17%
Used vehicle inventory	121.8	94.6	27.2	29%
Parts inventory	40.7	36.5	4.2	12%
Total current assets	1,108.6	986.4	122.2	12%
Floor plan notes payable	609.5	556.7	52.8	9%
Total current liabilities	834.2	779.8	54.4	7%

CAPITALIZATION:
Long-term debt (including current portion)	$554.4	$466.0	$88.4	19%
Shareholders' equity	490.6	402.8	87.8	22%
Total	$1,045.0	$868.8	$176.2	20%

Brand Mix - New Vehicle Revenue by Brand-

	For the Year Ended December 31,
	2013	2012
Luxury
BMW	9%	9%
Mercedes-Benz	7%	7%
Lexus	7%	7%
Acura	5%	5%
Infiniti	4%	5%
Other luxury	6%	4%
Total luxury	38%	37%
Mid-Line Imports:
Honda	20%	20%
Nissan	13%	13%
Toyota	11%	11%
Other imports	4%	5%
Total imports	48%	49%
Mid-Line Domestic:
Ford	7%	8%
Dodge	3%	2%
Chevrolet	2%	2%
Other domestics	2%	2%
Total domestic	14%	14%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2013	% of Gross Profit	2012	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$149.7	67.2%	$131.4	67.6%	$18.3	(0.4)%
Rent expense	7.7	3.5%	8.8	4.5%	(1.1)	(1.0)%
SG&A-total	$157.4	70.7%	$140.2	72.1%	$17.2	(1.4)%
Gross profit	$222.5		$194.5

	For the Year Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2013	% of Gross Profit	2012	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$586.4	66.8%	$520.6	68.1%	$65.8	(1.3)%
Rent expense	32.9	3.8%	35.5	4.6%	(2.6)	(0.8)%
SG&A-total	$619.3	70.6%	$556.1	72.7%	$63.2	(2.1)%
Gross profit	$877.5		$765.0

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted EBITDA," "Adjusted leverage ratio," and "Adjusted SG&A expense." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in connection with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In its evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	December 31, 2013	December 31, 2012
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$554.4	$466.0
Less: unamortized premium on 8.375% Senior Subordinated Notes due 2020	9.2	—
Adjusted long-term debt (including current portion)	$563.6	$466.0

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$101.1	$83.3

Add:
Depreciation and amortization	24.3	22.6
Income tax expense	64.2	50.0
Convertible debt discount amortization	—	0.4
Swap and other interest expense	41.5	40.6
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$231.1	$196.9

Non-core items - expense:
Real estate-related charges	7.3	—
Loss on extinguishment of long-term debt	6.8	—
Total non-core items	14.1	—

Adjusted EBITDA	$245.2	$196.9

Adjusted leverage ratio	2.3	2.4

The non-core operating items shown in the table below consist of expenses related to real estate transactions.

	For the Three Months Ended December 31,
	2013	2012
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$26.9	$22.8
Discontinued operations, net of tax	0.3	(0.2)
Income from continuing operations	27.2	22.6

Non-core items - expense (income):
Real estate-related charges	—	—
Loss on the extinguishment of long-term debt	—	—
Tax benefit on non-core items above	—	—
Total non-core items	—	—
Adjusted income from continuing operations	$27.2	$22.6

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$0.87	$0.73
Discontinued operations, net of tax	0.01	(0.01)
Income from continuing operations	$0.88	$0.72

Total non-core items	—	—
Adjusted diluted EPS from continuing operations	$0.88	$0.72

Weighted average common shares outstanding - diluted	30.9	31.4

	For the Twelve Months Ended December 31,
	2013	2012
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$109.1	$82.2
Discontinued operations, net of tax	(8.0)	1.1
Income from continuing operations	101.1	83.3

Non-core items - expense (income):
Real estate-related charges	7.3	—
Loss on the extinguishment of long-term debt	6.8	—
Tax benefit on non-core items above	(5.5)	—
Total non-core items	8.6	—
Adjusted income from continuing operations	$109.7	$83.3

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$3.51	$2.61
Discontinued operations, net of tax	(0.26)	0.03
Income from continuing operations	$3.25	$2.64

Total non-core items	0.28	—
Adjusted diluted EPS from continuing operations	$3.53	$2.64

Weighted average common shares outstanding - diluted	31.1	31.5